UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2014

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	980583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Sparrow Circle, White Plains, NY 10605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +972.4.824.2051

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2014, our subsidiary, Orgenesis Maryland Inc. entered into an employment agreement with Scott Carmer, to be effective July 23, 2014. In consideration for acting as our subsidiary’s Chief Executive Officer, we will pay Mr. Carmer the following compensation:

(a)	an annual salary of $250,000;

(b)	an annual bonus of up to $100,000 subject to the discretion of our board of directors and a further bonus as determined by meeting certain milestones;

(c)	we will grant 3% of our current issued and outstanding shares of common stock, equivalent to 1,641,300 shares, over four years of employment;

For a complete description of all of the terms and conditions of the agreement please refer to the employment agreement which is filed as exhibit 10.1 to this current report on Form 8-K.

Mr. Carmer served as Senior Vice President, MedImmune Specialty Care (Division of AstraZeneca) for AstraZeneca [NYSE:AZN] from February 2013 to December 2013. Previously he served as Executive Vice President, Chief Commercial Officer of MedImmune (which was acquired by AstraZeneca) from 2010 to 2013. Mr. Carmer was Vice President, Rheumatology Sales & Marketing for Genentech, Inc. from 2006 to 2010. He was with Amgen, Inc.[NASDAQ:AMGN] from 2001 to 2006.

Mr. Carmer obtained a B.S. Biology from the University of Kentucky in 1987.

There are no family relationships between Mr. Carmer and our board of directors or our subsidiary’s board of directors.

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1	Employment Agreement dated July 23, 2014 between Orgenesis Maryland Inc. and Scott Carmer

99.1	News release dated August 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:

/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary

August 7, 2014